Exhibit 99.7

AMENDMENT
TO
TEEBANK LIMITED PARTNERSHIP AGREEMENT

The undersigned, being all of the partners in Teebank Limited Partnership (“Partnership”), hereby amend the provisions of that certain Limited Partnership Agreement dated January 1, 2006 (“Agreement”) in accordance with Section 14.1 of the Agreement.

Addition of Paragraph 7.1(g) to Article 7 of the Agreement

New paragraph 7.1(g) will read as follows:

7.1 (g)  Notwithstanding any other provision of this Agreement to the contrary, an existing partner that contributes assets to the Partnership shall receive one General Partnership unit and an additional pro rata number of Limited Partnership units. The one general partnership unit will be freely transferable to any other partner, and the general partner who owns such unit may, so long as such general partner owns any limited partnership units issued at the same time as the one general partnership unit, withdraw the assets contributed (including all proceeds received in exchange for such assets and any undistributed income attributable to such assets) at any time by giving written notice to the remaining General Partners. In all other respects, the owner of the one general partnership unit will be a General Partner as provided in this Agreement.

In all other respects, the Partnership Agreement, as initially adopted effective January 1, 2006, will remain in full force and effect.

In order to evidence their understanding of and agreement to all the terms and conditions of this instrument, the parties have signed multiple copies of this Agreement, each one of which, when signed by all the parties, will be considered an original.

Date: August 14, 2020

General Partners:		Limited Partners:

Jean S. Trager Irrevocable Trust dated July 31, 2006		/s/ Scott Trager
Scott Trager

By:	/s/ Steven E. Trager	/s/ Andrew Trager-Kusman
	Steven E. Trager, Co-Trustee	Andrew Trager-Kusman

Steven E. Trager Revocable Trust dated October 3, 2014 as amended		/s/ Kevin Trager
Kevin Trager

By:	/s/ Steven E. Trager	/s/ Michael Trager-Kusman
	Steven E. Trager, Trustee	Michael Trager-Kusman

/s/ Brett Kusman
Brett Kusman

/s/ Emily Trager
Emily Trager

Jean S. Trager Revocable Trust dated June 8, 2017

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Steven E. Trager Revocable Trust dated October 3, 2014 as amended

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Bernard Trager Revocable Trust dated February 5, 2012 (Jean S. Trager Marital Trust)

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Andrew Kusman Trust dated December 27, 1989

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Andrew Trager-Kusman Trust of 2011 dated August 1, 2011

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Michael Kusman Trust dated December 27, 1989

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Michael Trager-Kusman Trust of 2011 dated August 1, 2011

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Kevin Trager Trust dated December 27, 1989

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Kevin Trager Grantor Trust of 2011 dated August 1, 2011

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Brett Kusman Trust dated January 2, 1992

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Brett Kusman Trust of 2011 dated August 1, 2011

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Emily Trager Trust dated June 1, 1992

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Emily Trager Grantor Trust of 2011 dated August 1, 2011

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Shelley Kusman Irrevocable Trust dated January 13, 2004

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Kevin Trager Irrevocable Trust dated June 22, 2009

By:	/s/ Sheldon G. Gilman
Sheldon G. Gilman, Trustee

Kevin Trager Trust of 2012 dated November 7, 2012

By:	/s/ Sheldon G. Gilman
Sheldon G. Gilman, Trustee

Emily Trager Irrevocable Trust dated June 22, 2009

By:	/s/ Sheldon G. Gilman
Sheldon G. Gilman, Trustee

Emily Trager Trust of 2012 dated November 7, 2012

By:	/s/ Sheldon G. Gilman
Sheldon G. Gilman, Trustee

Trager Trust of 2012 dated November 9, 2012

By:	/s/ Steven E. Trager
Steven E. Trager, Trustee

Jean S. Trager Irrevocable Trust dated July 31, 2006

By:	/s/ Steven E. Trager
Steven E. Trager, Co-Trustee

Steven E. Trager Irrevocable Trust dated December 10, 2018

By:	/s/ Amy Trager
Amy Trager, Co-Trustee

Shelley Trager Kusman 2018 Irrevocable Trust dated November 5, 2018

By:	/s/ Andrew Trager-Kusman
Andrew Trager-Kusman, Co-Trustee